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                              EMPLOYMENT AGREEMENT


        This AGREEMENT (the "Agreement") is made as of October 16, 1995 (the Effective Date"), by and between Courier Corporation, a Massachusetts corporation with its headquarters located in Lowell, Massachusetts (the "Employer"), and John Pugsley (the "Executive"). In consideration of the mutual covenants contained in this Agreement, the Employer and the Executive agree as follows:

     1. EMPLOYMENT. The Employer agrees to employ the Executive and the Executive agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

     2. CAPACITY. The Executive shall initially serve as a Vice President of the Employer, an Executive Vice President of the Employer's wholly-owned subsidiary, National Publishing Company ("National") and, in these capacities, shall be a member of the Executive Committee of the Employer. The Executive shall also serve the Employer and National (collectively, the "Company") in such other or additional offices or capacities as the Executive may be requested to serve by the Chief Executive Officer of the Employer (the "Chief Executive Officer") following discussion with the employee regarding the nature and scope of such offices or capacities as mutually defined and agreed upon.
In such capacity or capacities, the Executive shall perform such services and duties in connection with the business, affairs and operations of the Company as may be assigned or delegated to him from time to time by or under the authority of the Chief Executive Officer of the Employer.

     As Executive Vice President of National, Executive shall be based at National's headquarters in or about Philadelphia, Pennsylvania, or such other headquarters as may be established by the Employer, shall report to the President of National and shall have overall responsibility for developing and implementing a business plan designed to improve National's business in the religious publishing market. Subject to the approval of the Executive Committee and the Chief Executive Officer, the Executive shall also have responsibility for exploring opportunities in other markets for the Company and developing and implementing business plans to exploit such opportunities.

     3. TERM. Subject to the provisions of Section 6, the term of employment pursuant to this Agreement shall be two (2) years from the Effective Date (the "Term"). After expiration of the Term, unless the Executive's employment is terminated sooner pursuant to Section 6, the Executive shall continue as an at-will employee of the Employer, subject to termination by either party with or without cause and without further obligation hereunder, except that if the Executive is terminated without cause as defined by Section 6, the Executive will be eligible to receive the termination benefits set forth in Section 6(d).

     4. COMPENSATION AND BENEFITS. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

          (a) EXECUTIVE COMPENSATION PROGRAM. The Executive shall be entitled to base salary and incentive compensation in accordance with the Courier Executive Compensation Program as follows:
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               (i)  BASE SALARY.  For all services rendered by the Executive under this Agreement, the Employer shall pay the Executive a base salary (the "Salary") at the annual rate of One Hundred Seventy-Five Thousand Dollars ($175,000). The Salary shall be payable in periodic installments in accordance with the Employer's usual practice for its senior executives.

               (ii) ANNUAL CASH BONUS. Beginning with fiscal year 1996, the Executive shall be eligible to participate in the Annual Cash Incentive component of the Executive Compensation Program established by the Board of Directors of the Employer (the "Board of Directors") or the Compensation Committee of the Board of Directors (the "Compensation Committee") with such terms as may be established in the sole discretion of the Board of Directors or Compensation Committee so long as the Executive's employment has not been terminated pursuant to Section 6(a) or 6(b) prior to the date on which such cash incentives are paid by the Employer; PROVIDED, that for fiscal year 1996, the Executive's annual cash incentive target shall be Seventy-Five Thousand Dollars ($75,000) (the "Target") and the Executive shall be eligible to receive an amount equal to up to 200% of the Target based on the attainment by the Employer and National of performance targets preset by the Board of Directors or the Compensation Committee for said fiscal year; and PROVIDED, FURTHER, that the Executive's annual cash incentive payment for the fiscal year 1996 shall not be less than Fifty Thousand Dollars ($50,000) so long as the Executive's employment has not been terminated pursuant to Section 6(a) or 6(b) prior to the date on which such cash incentives are paid by the Employer for fiscal year 1996.

               (iii) LONG-TERM STOCK INCENTIVE. The Executive shall be entitled to participate in the 1993 Stock Incentive Plan component of the Executive Compensation Program ("Stock Plan"). Such participation shall be subject to the terms and conditions of the Stock Plan as presently in effect or hereafter modified or amended by the Board of Directors or the Compensation Committee. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer or National to maintain the effectiveness of the Stock Plan, as may be amended and in effect from time to time. Upon approval of the Board of Directors at its next scheduled meeting and execution of a Stock Option Agreement in a form acceptable to the Board of Directors, Executive shall be awarded Five Thousand (5,000) Incentive Stock Options under the Stock Plan. The Executive's vesting in and right to exercise said Options shall be subject to the terms and conditions of the grant by the Board of Directors, the Stock Plan and the Stock Option Agreement executed by Executive.

               (iv) LONG-TERM PERFORMANCE INCENTIVE. The Executive shall be eligible to receive a long-term performance incentive award of up to Twenty-Five Thousand Dollars ($25,000) based on the Employer's attainment of performance targets preset by the Board of Directors or the Compensation Committee for the





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          Employer's 1996, 1997 and 1998 fiscal years and in accordance with and subject to the terms and conditions established by the Employer for the long-term performance incentive component of its Executive Compensation Program ("Performance Plan") so long as the Executive's employment has not been terminated pursuant to Section 6(a) or 6(b) prior to the date on which such long-term performance incentive awards are paid by the Employer. The Executive's award under the Performance Plan, if any, shall be made as soon as practicable following the close of the 1998 fiscal year of the Employer. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer or National to maintain the effectiveness of the Performance Plan, as may be amended and in effect from time to time. Nothing contained in this Agreement shall be construed as an implied promise by the Employer to retain Executive beyond expiration of the Term.

          (b) SIGNING BONUS. Promptly after execution of this Agreement by the Executive and the Employer and commencement of employment hereunder by the Executive, the Employer shall pay the Executive a signing bonus of Twenty-Five Thousand Dollars ($25,000).

          (c) REGULAR BENEFITS. The Executive shall also be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, expense reimbursement and other benefit plans which the Employer may from time to time have in effect for all or most of its senior executives. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors, the Compensation Committee or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

          (d) ADDITIONAL BENEFITS. The Employer shall provide the following additional benefits to the Executive:





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               (i)  AUTOMOBILE ALLOWANCE.  The Employer shall provide the
          Executive with a car allowance of Seven Hundred Dollars ($700) per month.

               (ii) TELEPHONE. The Employer will provide the Executive with a portable telephone for his automobile for business use. The Executive shall be solely responsible for telephone tolls or use charges incurred as a result of non-business use of said portable telephone.

               (iii) VACATION. The Executive shall be entitled to take up to fifteen vacation days per calendar year, in accordance with and subject to the Employer's vacation policies.

               (iv) REIMBURSEMENT OF RELOCATION EXPENSE. The Employer shall provide the Executive with reimbursement of his relocation expenses in accordance with the terms set forth in Exhibit A attached hereto and incorporated herein.

          (e) TAXATION OF PAYMENTS AND BENEFITS. The Employer shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit except to the extent expressly provided in Exhibit A hereto.

          (f) EXCLUSIVITY OF SALARY AND BENEFITS. The Executive shall not be entitled to any payments or benefits other than those provided under this Agreement.

     5. EXTENT OF SERVICE. During the Executive's employment, the Executive shall, subject to the direction and supervision of the Chief Executive Officer, devote the Executive's full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of the Executive's duties and responsibilities. The Executive shall not engage in any other business activity, except as may be approved by the Chief Executive Officer; PROVIDED, that nothing in this Agreement shall be construed as preventing the Executive from:

          (a) investing the Executive's assets in any company or other entity in a manner not prohibited by Section 7(d) and in such form or manner as shall not require any material activities on the Executive's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

          (b) engaging in religious, charitable or other community or non-profit activities that do not impair the Executive's ability to fulfill the Executive's duties and responsibilities under this Agreement.





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     6.   TERMINATION AND TERMINATION BENEFITS.  Notwithstanding the provisions of Section 3, the Executive's employment under this Agreement shall terminate during the Term under the following circumstances set forth in this Section 6.

          (a) TERMINATION BY THE EMPLOYER FOR CAUSE. The Executive's employment under this Agreement may be terminated for cause by the Employer without further liability on the part of the Employer effective immediately upon written notice to the Executive. Only the following shall constitute "cause" for such termination:

               (i) dishonest statements or acts of the Executive with respect to the Employer, National or any other affiliate of the Employer;

               (ii) the commission by or indictment of the Executive for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud ("indictment", for these purposes, meaning an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

               (iii) gross negligence, willful misconduct or insubordination of the Executive with respect to the Employer, National or any other affiliate of the Employer; or

               (iv) material breach by the Executive of any of the Executive's obligations under this Agreement.

          (b) TERMINATION BY THE EXECUTIVE. The Executive's employment under this Agreement may be terminated by the Executive by written notice to the Chief Executive Officer at least thirty (30) days prior to such termination. The Employer may waive such notice in its discretion.

          (c) TERMINATION BY THE EMPLOYER WITHOUT CAUSE. Subject to the payment of Termination Benefits pursuant to Section 6(d), the Executive's employment under this Agreement may be terminated by the Employer without cause upon written notice to the Executive.

          (d) CERTAIN TERMINATION BENEFITS. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Executive under this Agreement shall terminate on the date of termination of the Executive's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of the Executive's employment with the Employer prior to expiration of the Term pursuant to Section 6(c) above, the Employer shall provide to the Executive the following termination benefits ("Termination Benefits"):

               (i) continuation of the Executive's Salary at the rate then in effect pursuant to Section 4(a); and





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                (ii) continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. [Section] 1161 ET SEQ. (commonly known as "COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Employer and the Executive as in effect on the date of termination. Executive acknowledges that the benefits provided under this Section 6(d)(ii) shall constitute a portion of the extended coverage Executive would otherwise be entitled to elect under COBRA.

     The Termination Benefits set forth in (i) and (ii) above shall continue for twelve (12) months after the date of termination (the "Termination Benefits Period"); PROVIDED, that commencing six (6) months after the start of the Termination Benefits Period, the remaining amount of Salary, if any, payable pursuant to Section 6(d)(i) shall be reduced by an amount equal to the gross remuneration Executive receives or is entitled to receive as a result of any other employment, whether as an employee, independent contractor, sole proprietor, or partner or owner of an entity, during such remainder of the Termination Benefits Period; PROVIDED FURTHER, that in the event the Executive breaches any of his obligations under Section 7 or 8 during the Termination Benefits Period, all further payments under Sections 6(d)(i) and 6(d)(ii) shall cease without further obligation on the part of the Employer. The payments provided under
     Section 6(d)(ii) shall cease effective as of the date of commencement of any such employment or self-employment. Notwithstanding the foregoing, nothing in this Section 6(d) shall be construed to affect the Executive's right to receive COBRA continuation entirely at the Executive's own cost to the extent that the Executive may continue to be entitled to COBRA continuation after the Executive's right to cost sharing under Section 6(d)(ii) ceases. The Executive shall be obligated to give prompt notice of the date of commencement of any employment or self-employment during the Termination Benefits Period and shall respond promptly to any reasonable inquiries concerning any employment or self-employment in which the Executive engages during the Termination Benefits Period.

          (e) DISABILITY. During the Term, if the Executive shall be disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions under this Agreement with or without reasonable accommodation, the Employer may remove the Executive from any responsibilities for the remainder of the Term or during the period of such disability. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Employer shall, submit to the Employer a certification in reasonable detail by a physician selected by the Employer to whom the Executive or the Executive's guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit such certification, the Employer's determination of such issue shall be binding on the Executive. Nothing in this Section 6(e) shall be construed to waive the Executive's rights, if any, under existing law





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     including, without limitation, the Family and Medical Leave Act of 1993,
     29 U.S.C. [Section] 2601 ET SEQ. and the Americans with Disabilities
     Act, 42 U.S.C. [Section] 1210 ET SEQ.

     7.   CONFIDENTIAL INFORMATION, NONCOMPETITION AND COOPERATION.

          (a) CONFIDENTIAL INFORMATION. As used in this Agreement, "Confidential Information" means information belonging to the Company which is of value to the Company in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by the Executive in the course of the Executive's employment by the Company, as well as other information to which the Executive may have access in connection with the Executive's employment. Confidential Information also includes the confidential information of others with which the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive's duties under Section 7(b).

          (b) CONFIDENTIALITY. The Executive understands and agrees that the Executive's employment creates a relationship of confidence and trust between the Executive and the Company with respect to all Confidential Information. At all times, both during the Executive's employment with the Company and after its termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Company, except as may be necessary in the ordinary course of performing the Executive's duties to the Company.

          (c) DOCUMENTS, RECORDS, ETC. All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive's employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

          (d) NONCOMPETITION AND NONSOLICITATION. While the Executive is employed by the Employer and thereafter for the duration of the "Restricted Period" (as hereinafter defined) the Executive (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate or





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     invest in any Competing Business (as hereinafter defined); (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Company (other than terminations of employment of subordination employees undertaken in the course of the Executive's employment with the Company); and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Company. The Executive understands that the restrictions set forth in this Section 7(d) are intended to protect the Company's interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

     For purposes of this Agreement, the term "Competing Business" shall mean a business which is competitive with any business which the Employer or any of its affiliates conducts or proposes to conduct at any time during the employment of the Executive. Notwithstanding the foregoing, the Executive may own up to One Percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.

     For purposes of this Agreement, the term "Restricted Period" shall mean a period of one (1) years immediately following the termination of the Executive's employment except that with respect to The Gideons Bible Society ("The Gideons"), the term Restricted Period shall be deemed to be continuous. The Executive understands and acknowledges that (i) The Gideons is National's largest and most significant customer, (ii) National heretofore has expended substantial time, money and effort to develop substantial goodwill with The Gideons, (iii) National heretofore has expended substantial time, money and effort to develop Confidential Information that provides National with a significant competitive advantage in selling and marketing to The Gideons and (iv) Executive shall come into contact with key Gideons, have access to and become informed of such Confidential Information, and otherwise benefit from the goodwill and customer relationship with The Gideons heretofore developed by National solely by virtue of his capacity as Executive Vice President of National. Executive therefore acknowledges and agrees that the Restricted Period as applied to The Gideons is reasonable.

          (e) THIRD-PARTY AGREEMENTS AND RIGHTS. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive's use or disclosure of information or the Executive's engagement in any business. The Executive represents to the Employer that the Executive's execution of this Agreement, the Executive's employment with the Company and the performance of the Executive's proposed duties for the Company will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive's work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.





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          (f)  LITIGATION AND REGULATORY COOPERATION.  During and after the
     Executive's employment, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Employer. The Employer shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive s performance of obligations pursuant to this Section 7(f).

          (g) INJUNCTION. The Executive agrees that it would be difficult to measure any damages caused to the Employer which might result from any breach by the Executive of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 8 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

     8.   ARBITRATION OF DISPUTES.   Any controversy or claim between the
Executive and the Employer arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators, except that the arbitrator shall apply the law as established by decisions of the U.S. Supreme Court, the Court of Appeals for the First Circuit and the U.S. District Court for the District of Massachusetts in deciding the merits of claims and defenses under federal law or any state or federal anti-discrimination law, and any awards to the Executive for violation of any anti-discrimination law shall not exceed the maximum award to which the Executive could be entitled under the applicable (or most analogous) federal anti-discrimination or civil rights laws. In the event that any person or entity other than the Executive or the Employer may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. For purposes of this Section 8, the term "Employer" shall be deemed to include the Employer, its affiliated entities, and its shareholders, directors, officers and managerial employees. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 8 shall be specifically enforceable. Notwithstanding the





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foregoing, this Section 8 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; PROVIDED THAT any other relief shall be pursued through an arbitration proceeding pursuant to this Section 8.

     9. CONSENT TO JURISDICTION. To the extent that any court action is permitted consistent with or to enforce Section 8 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     10. INTEGRATION/AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Employer.

     11. ASSIGNMENT; SUCCESSORS AND ASSIGNS, ETC. Neither the Employer nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; PROVIDED, that the Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     12. ENFORCEABILITY. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     14. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight mail service or by registered or certified mail, postage prepaid, return





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receipt requested, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Chief Executive Officer, and shall be effective on the earliest of the date of actual receipt, deposit at the address for delivery or postal notice of the availability of the communication.

     15. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the Effective Date.

                              COURIER CORPORATION

                                   s/ James F. Conway III
                              By:  _____________________________
                              Its: President

                              s/ John W. Pugsley
                              __________________________________
                              Executive





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